CONFIDENTIAL

                         CURTIS CIRCULATION COMPANY, LLC
                             DISTRIBUTION AGREEMENT
                               DATED June 15, 2004

     Between Curtis Circulation Company, LLC, 730 River Road, New Mlilford, New Jersey 07646 (hereinafter called "Curtis") and Sobe Life, LLC, 386 Park Avenue South, 18th Floor, New York, NY 10016 (hereinafter called "Publisher").

     1. Curtis shall be the exclusive newsstand distributor in the United States, Canada and overseas of all present and future publications published by the Publisher, its subsidiaries or affiliates at any time during the term of this agreement (hereinafter called "Publications"), except when Publisher obtains a license to publish a magazine and said magazine is obligated to a prior Distribution Agreement with another Distributor. For purposes of this agreement, "exclusive distributor" means and is intended to: (i) give Curtis the right to distribute the Publications to the exclusion of all other persons and entities, including the Publisher, except for issues of the Publications sold by subscription, and (ii) give Curtis the sole control over the manner and means of distribution of the Publications, including, but not limited to, Curtis being the sole entity to select the various wholesalers, retailers and other agents to sell and distribute the Publications to the exclusion of all other persons and entities, including the Publisher, except for issues of the Publications sold by subscription.

     2. The initial Publication(s) to be distributed under this agreement, the initial issues thereof to be so distributed and the frequency of each Publication are listed on Attachment A.

     3. Publisher warrants and represents to Curtis the following

          (a) Publisher is the owner of (i) each of the titles to the Publication(s) covered by this distribution agreement, (ii) the logos and or (iii) trademarks to be used in connection with such Publication(s) and there are no liens of encumbrances on those titles, logos and trademarks;

          (b) Publisher has the ability and authority to deliver to Curtis without liens or encumbrances, sufficient copies of each issue of the Publication(s) covered by this agreement in salable condition to comply with the terms contained herein;

          (c) Publisher has the full right, power and authority to enter into this agreement and neither the execution or delivery of this agreement nor the consummation of the transactions contemplated by this agreement shall constitute or result in a breach of any agreement to which the Publisher is a party;

          (d) Upon completion and delivery of each issue of each Publication covered by this agreement, Publisher will own or control to the fullest extent permitted by applicable law all rights of whatsoever kind and character in and to: (i) the title of the Publication, (ii) its logo, (iii) trademark, (iv) copyright for each issue and (v) the material contained in each issue and (vi) all proceeds derived therefrom, without any mortgages, liens or encumbrances of any kind and without rights being in other persons not party hereto; subject to its publishing agreement with Trump World Publications, LLC.

          (e) Upon completion and delivery of each issue of the Publication(s) covered by this agreement, nothing contained in each of such issues will be grounds for an action either to prevent distribution thereof or for damages by reason of the fact that the material contained therein is libelous, slanderous, obscene, invades any right of privacy, a violation of any copyright or other personal or property rights or for any other reason whatsoever; and

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          (f)  Publisher will regularly issue each issue of the Publication(s)
               covered by this agreement during the term of this agreement and any renewal thereof and Publisher will ensure its printer(s) send to Curtis an accurate and valid written notice confirming that all copies of the respective issues of each Publication have been printed and shipped to Curtis' wholesalers, retailers and/or other agents ("customers") in accordance with the galleys prepared by Curtis pursuant to Paragraph 7 (hereinafter such notice shall be referred to as "Notice of Completion of Shipment"). In the event that said printer(s) should issue an invalid Notice of Completion of Shipment to cause Curtis to make an advance payment to the Publisher, and upon notification by printer, Curtis or any other party, Publisher shall immediately make payment to Curtis in repayment for said advance payment, or at the option of Curtis, said repayment will be deducted from the next payment due Publisher.

     4. If Publisher desires to change the frequency of publishing issues of any Publication(s), it shall first obtain the consent of Curtis at least 120 days before the proposed shipping date of any affected issue. If Publisher changes such frequency without first obtaining such consent, Curtis will bill and Publisher shall pay to Curtis all costs and damages which Curtis may incur by reason thereof. Publisher will supply to Curtis a schedule of shipping and on-sale dates for each issue of the Publication at least nine (9) months in advance of the on-sale date and at such times thereafter as requested.

     5. The Publication's code number owned and assigned by Curtis shall appear on each cover of each magazine distributed by Curtis. The print order and cover price for distributions hereunder will be mutually agreed upon by Curtis and Publisher, providing, however, that if Publisher and Curtis do not agree, then Curtis shall not be required to advance the Publisher any money under Paragraph 12 hereof. Publisher hereby authorizes Curtis to adjust claims made by any of Curtis' customers for delivery shortages or damages to copies of the issues of the publication(s) and agrees to pay to Curtis on demand all such shortages and damage allowed or granted by Curtis to its customers.

     6. Publisher shall be responsible for shipping and traffic costs (including, without limitation, import and other duties) incurred to ship copies of the Publications(s) to all customers of Curtis located throughout the world.

     7. Individual shipments to Curtis' customers shall be specified on a galley which, with the Publisher's cooperation, Curtis shall supply to the Publisher sufficiently in advance so that shipments can be prepared and shipped to arrive at customers' locations sufficiently in advance to meet each Publication's on-sale date; based upon the requirements of each customer. Any cost incurred for reshipping copies at Publisher's request while a Publication is on sale will be borne by Publisher. All unsold copies shall be fully returnable. Publisher will accept whole copies, front covers, headings, Curtis' certification, scanned sales data or customers' affidavited statements as the basis for the adjustment of unsold copies covered by such acceptance. Should Publisher require whole copy returns, notice of the quantities and full return address must be supplied to Curtis at least thirty (30) days prior to on-sale date. Curtis will use reasonable efforts to comply with Publisher's request for whole copy returns, for which Publisher shall pay Curtis the actual charge made by its customers, and pay all freight, shipping and other charges incurred by Curtis (or Curtis' customers) in connection therewith. Publisher shall bear the risk of loss for all copies until the time they are received by Curtis' customers and during any time they are being returned or reshipped at Publisher's instructions. Publisher shall keep all returned whole copies of each issue from entering the stream of commerce for

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at least 180 days after off-sale date of each issue, except to fill subscriptions and mail order requests, or such other sale as is mutually agreed upon.

     8. It is understood by both parties that Curtis shall be responsible for only those returns of those issues of the publication(s) that Curtis has billed and distributed, it being distinctly understood that any and all returns of any issues not billed and distributed by Curtis shall remain the responsibility of Publisher and/or that of Publisher's prior distributor. In the event that Curtis does credit its customers for returns not originally billed and distributed by Curtis, Publisher hereby authorizes Curtis, at its option, to (i) charge such returns against any other open or subsequent issues of Publication(s) or (ii) bill the amount of such returns to Publisher for payment within five (5) days of billing.

     9. Curtis shall be the exclusive administrator of Publisher's Retail Display Allowance ("RDA") Program and Publisher authorizes Curtis to pay on Publisher's behalf, an RDA to any retailer which engages in the sale of the Publication(s), submits a claim for such RDA and agrees to be bound by the terms of Publisher's RDA program and RDA Agreement. Publisher further agrees to timely and proper notice, as stipulated in Publisher's RDA Agreement, to both Curtis and retailers in the event that Publisher should change, terminate, or cease payment for any RDA Agreement with any Retailer. Publisher further warrants that it will give notice at least once a year to retailers offering the availability of this allowance. Publisher hereby authorizes Curtis to charge against the account of Publisher, Curtis' expenses for administering this program, RDA Auditing and also the Retail Display Allowance of 10% of the cover price of each copy sold of Publications to the extent that such Retail Display Allowance shall become payable by Curtis.

     10. Publisher shall pay Curtis for its distribution services as listed on Attachment C for each copy of each issue of any Publication sold through wholesaler (the "distribution fee"). Curtis' distribution fee for direct sales to retail accounts serviced by Curtis' Specialty Sales Operation will be the difference between the amount per copy remitted to Publisher for sales to wholesalers and the price per copy charged accounts serviced by Curtis' Specialty Sales Operation, as provided on Attachment A.

     11. For all copies of the Publication(s) distributed to certain wholesalers as listed on Attachment B and other such areas as may be so classified from time to time by Curtis, or to wholesalers which Publisher presently pays subsidies or grants discounts of any kind, Curtis may bill Publisher and Publisher will pay to Curtis the greater of (a) such additional amounts per copy as shown on the Attachment B hereto or (b) the amount(s) presently paid by Publisher. Curtis will attempt to limit wholesalers and amounts to those specified in Attachment B.

     Payment to Publisher for copies of Publication(s) sold other than in the United States will be paid by Curtis to Publisher in United States funds.

     12. Curtis shall advance to Publisher, providing Publisher does not then owe Curtis any monies under this agreement, the following amounts at the following times with respect to each issue of each Publication distributed hereunder.

          (a) FIRST ADVANCE: 50% of Curtis' Estimated Net Sale (billings to Curtis' customers less allowance for unsold copies) ("ENS") less Curtis' distributor fee to be paid at 30 days after the on sale date.

          (b) SECOND ADVANCE: 100% of Curtis' ENS less any previous advance(s) and Curtis' distribution fee to be paid at 180 days after the off sale date,

          (c) Payment for all copies sold outside the United States and Canada, and through Curtis' Specialty Sales Operation shall be made 90 days later than each payment described un 12 (a) and (b) above.





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     13.  (a)  Final Settlement for each issue of each Publication distributed hereunder shall be made 180 days after off-sale date for both United States and Canadian sales and 90 days later for sales outside the United States and Canada and through Curtis' Specialty Sales Operation; the Publisher agrees to accept returns thereafter until 360 days after the off sale date and Publisher hereby authorizes Curtis to (i) charge such returns against any other open or subsequent issues of Publication(s) or (ii) bill the amount of such returns to Publisher for payment within five
               (5) days of rendering of bill for returns.

          (b) The balance due to Publisher, or overadvanced to Curtis, as the case may be, as of Final Settlement, shall be determined by multiplying the price per copy charged by Curtis to its customers by the number of copies sold and not returned and subtracting therefrom to the extent same have not been previously paid, (i) the fees of Curtis for distribution, (ii) all other costs, expenses and charges for which Publisher is responsible under the terms of this agreement, and (iii) all other costs, expenses and charges incurred by Curtis on behalf of Publisher. In no event will Curtis be prevented from recouping any fees, costs, expenses, and charges for which Publisher is responsible under the terms of this agreement from any future advances or settlements if said items are incurred or become known subsequent to Final Settlement:

          (c) Publisher's suggested price per copy to Curtis' Customers will be the cover price less those discounts as described on Attachment A and B (or as otherwise provided by Paragraph 11 hereof). Any exceptions shall be mutually agreed upon.

          (d) (i) Curtis' distribution fee, (ii) all other costs, expenses and charges for which Publisher is responsible under the terms of this Agreement, and (iii) all other costs, expenses and charges incurred by Curtis on behalf of Publisher, shall be paid by Publisher to Curtis within five (5) days after notification by Curtis or at the option of Curtis may be deducted from any advances or payments due Publisher on any issue of any Publication distributed hereunder.

          (e) Regardless of (i) Curtis' ongoing method for accounting for copies received, copies unsold and copies sold, (ii) the basis for any advances made by Curtis to Publisher, be it upon draw, copies shipped or estimated net sales or otherwise, or (iii) any other provision in this agreement, the obligation of Curtis to make payment to Publisher shall be based solely upon the calculation made upon Final Settlement pursuant to subparagraph xx of this Paragraph 13.

          (f) The Final Settlement for each issue of each publication shall be shown by a written statement prepared by Curtis, setting forth the totals of all items debited and credited and the resultant balance and Publisher agrees to accept such statement as an account stated and the items therein enumerated as true and correct, except as to any specific item or matters to which Publisher may object in writing within fifteen (15) days from the date of the mailing of such statements.

     14. In the event a customer of Curtis shall take advantage of any federal or state insolvency statute or any involuntary proceeding under any such statute shall be filed or convened against such customer, or in the event such customer shall cease its business operation or no longer does business with Curtis with the effect that such customer shall not return its unsold copies of the

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Publication(s), Curtis shall use the average net sale percentage of the
Publication(s) as reported by such customer for the twelve (12) months (or lesser period if applicable prior to those months for which such customer shall not have submitted all unsold copies of the Publication(s). This average shall be used in determining and computing the net sales of the Publication(s) shipped to such customer for said months. Publisher shall be charged for all uncollectible balances due from customers, plus any legal and other expenses incurred in the collection of same, calculated on the basis of Publishers net billings as a percentage of the total net billings to any such customer. Uncollectible balances are balances owed by a customer of Curtis upon the occurrence of any of the events specified in the first sentence of this paragraph. Publisher will share in any future recoveries of the amount charged in the same pro-rata share as Publisher has been charged with, less any legal fees and collection costs not previously charged to Publisher.

     15. If for any reason, Curtis makes an overadvance or overpayment to Publisher, on any one or more issues of any Publication it distributes for Publisher, such overadvance or overpayment, at the option of Curtis, shall (i) be deducted by Curtis from any subsequent advances or payments due on any issue of any Publication which Curtis distributes for Publisher will be paid to Curtis within five (5) days after Curtis' demand for payment. In any event, any and all such overadvances and overpayments shall promptly be remitted by Publisher to Curtis upon termination of this agreement or at such time as Curtis shall have discontinued distributing any Publication or issue for Publisher for any reason whatsoever.

     16. Publisher hereby authorizes Curtis to charge against the account of Publisher an administration fee of $3,500.00 for Audit Bureau of Circulation ("A.B.C.") or Business Publications Audit of Circulation, Inc. ("B.P.A."} county reports and $600.00 for A.B.C., or B.P.A. State Circulation analyses for each of Publisher's requests for each Publication.

     17. At no cost to Publisher, Curtis shall give such space as it deems reasonable in its house magazine and/or bulletins for the promotion of the Publication(s). However, the cost of all special promotions authorized by Publisher shall be borne by Publisher. Publisher agrees that in all trade press advertising pertaining to single copy circulation, it will include a phrase substantially as follows: "Exclusively distributed by Curtis Circulation Company, LLC, New Milford, New Jersey."

     18. Publisher shall indemnify and hold harmless Curtis, its parent, subsidiary or affiliated corporations, their officers, agents, representatives or any of its customers, wholesalers, and their respective retailers against any loss, damages, fines, judgments, expenditures or claims including counsel fees, legal expenses and other costs, actually incurred by them or any of them in connection with any claim arising out of a relationship which exists or may have existed between Publisher and another distributor, or in connection with the distribution of any Publication(s), or any issue thereof, or any promotional material provided by Publisher, when same is questioned or objected to by public authorities, or other authorities, or in defending or settling any claim, civil action or criminal prosecution against them, garnishment or any of them arising out of the use of the title of said Publication(s) or the contents and printed matter, including advertisements, pictures or photographs contained in the covers or any page of said Publication(s), or in any supplementary questioning or challenging their right to distribute said Publication(s) or other proceeding or action. Should any such event occur or reasonably be anticipated, Curtis may retain a reasonable reserve from any monies payable to Publisher hereunder as security for this indemnity provision. Publisher will name Curtis as an additional named insured under any Publisher's liability insurance carried by Publisher and will deliver a certificate of such insurance to Curtis.

     19. (a) Curtis shall not take title to any of the copies of any of the issues of the Publication(s) covered by this agreement and, for all purposes covered by this agreement, the parties mutually understand and agree that Curtis is acting as an agent for the sale of such copies of such issues of such Publication(s) on behalf of Publisher as its principal, except as specified at subparagraph (b) of this Paragraph.

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          (b) All monies paid by, or due and owing from Curtis customers for copies of the Publication(s) not returned to Curtis, are and shall at all times belong to and remain the absolute property of Curtis, it being distinctly understood and agreed by the parties that the obligation of Curtis to make any remittances to Publisher under the terms of this agreement is that of the obligation of a debtor to a creditor only. Curtis alone shall bill its customers for such monies and Curtis alone shall have the right to demand payment or institute legal proceedings for collection thereof.

          (c) Curtis shall have the right to withhold all or any portion of any advance payments or any other payments due in order to protect itself from any overpaid position.


     20. The term of this agreement shall be 5 years from the latest off-sale date of the Publication(s) listed on Attachment A. This agreement shall be renewable for additional like terms automatically, unless advance written notice by certified mail is given to either party to the other at least one (1) year prior to the commencement of the following renewable term. Provided, however, (a) that this agreement may be terminated by Curtis at any time in ite entirety or with respect to any particular issue of any Publication(s), upon notice to Publisher should any issue of any Publication(s), in the sole judgment of Curtis, be deemed to be libelous, obscene or indecent, or contain any facts or statements which are untrue or Publisher fails to abide by the specific terms of this agreement, copy allotment, payment of its shipping costs or frequency of issue or (b) that any one (1) year notice not to renew given by Publisher shall not be operative if at the end of then existing term, or renewal term, Publisher shall owe any monies to Curtis.

     In the event that this agreement is terminated or not renewed, Curtis has the right to withhold any or all further Advances and Final Settlements (as described in Paragraphs 12 and 13) from all issues distributed by Curtis in any event, such withholding shall not exceed the Final Settlement date of the respective issue(s).

     21. Publisher agrees not to assign this contract or any part thereof, without first obtaining the consent of Curtis to such assignment. Publisher agrees that any assignment of an advance or payment hereunder shall be made only on a form, satisfactory to Curtis, which shall include the executed acknowledgment of any assignee that, among other things such assignee shall be subject to all rights that Curtis shall have against the Publisher.

     22. Curtis shall have the unqualified right to refuse to distribute any publication published by Publisher not listed in Attachment A, in which event, Publisher shall be free to distribute said title through other means of distribution.

     23. For purposes of this agreement, the "On-Sale" date shall mean the date a Publication is placed on sale to the public and the "Off-Sale" date shall mean the date that Publisher and Curtis agree that a Publication should be removed from such sale. Further, any Publication which releases two or less issues In a respective bipad annually, will be given an off sale date of 180 days after the on sale date.

     24. Notwithstanding anything contained in this agreement Curtis shall not be obligated to make any payments hereunder, and shall consider it to be a material breach of this agreement, unless all copies of each issue of the Publication(s) are printed and shipped by Publisher's printer(s) to Curtis' customers in accordance with the galleys prepared by Curtis pursuant to Paragraph 7 on the date provided in the Notice of Completion of Shipment sent to Curtis by Publisher's printer(s).

     25. This agreement sets forth the understanding of the parties with respect to the distribution of Publication(s) and may not be amended except in writing, signed by the parties and shall be binding upon the parties, their respective successors and assigns; and, in particular, this



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agreement shall be binding for its terms upon any transferees, successors or assigns of Publisher who shall publish the Publication(s), it being the intent of the parties that this agreement run with and apply to all Publications. This agreement is to be signed In two counterparts, both of which shall be deemed to be originals.

     26. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New Jersey without giving effect to principles of conflicts of laws. The parties consent and agree to the exclusive jurisdiction of the state and federal courts having jurisdiction over Bergen County, New Jersey, with respect to any action which any party desires to commence arising out of or in connection with this Agreement or any breach or alleged breach of any provision hereof, Service of any paper or pleading in any such action may be effected by mailing a copy thereof to the party for which it is intended by certified mail, return receipt requested, to the address specified above and that any paper or pleading so served shall be deemed served on the recipient at the time of receipt with the same legal force and effect as if personally served upon the recipient within Bergen County, New Jersey.

     27. Publisher acknowledges that (i) Publisher has received a copy of this agreement in sufficient time to afford Publisher the opportunity to review the agreement prior to signing, (ii) Publisher has read the agreement and understands all of the terms hereof, and (iii) Publisher will receive a fully executed exact copy of this agreement.


SOBE LIFE, LLC                              CURTIS ClRCULATION COMPANY, LLC

BY:    /s/ Lee Fry                          BY:    /s/ D. Fleet
       -----------------------------               ----------------------------

TITLE: Manager                              TITLE: Executive Vice President
       -----------------------------               ----------------------------

DATE:  June 15, 2004                        DATE:  June 15, 2004
       -----------------------------               ----------------------------